EXHIBIT 99.1

Slade’s Ferry Bancorp.	REVOCABLE PROXY
This Proxy is solicited on behalf of the Board of Directors of Slade’s Ferry Bancorp.
for the Special Meeting of Shareholders to be held on January 17, 2008.
The undersigned shareholder of Slade’s Ferry Bancorp. hereby appoints Paul C. Downey and Mary Lynn D. Lenz, and each of them, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of Slade’s Ferry Bancorp. held of record by the undersigned on December 7, 2007, at the Special Meeting of Shareholders (the “Special Meeting”) to be held at 10:00 a.m., Eastern Time, on January 17, 2008, or at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus, dated December [ ], 2007 and upon such other matters as may properly come before the Special Meeting. The undersigned hereby revokes all prior proxies.
This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this Proxy will be voted FOR the proposals listed in Items 1, 2 and 3.
PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE
AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

The Board of Directors unanimously recommends a vote FOR the proposals in Items 1, 2 and 3.	I Will Attend the Special Meeting. ☐

Please Mark Your Choice Like This in Blue or Black Ink. ☑

1.
To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of October 11, 2007, by and among Independent Bank Corp., Rockland Trust Company, Slade’s Ferry Bancorp. and Slade’s Ferry Trust Company, and the transactions contemplated thereby.

	For	Against	Abstain

	☐	☐	☐

2.
To consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to approve the merger agreement.

	For	Against	Abstain

	☐	☐	☐

3.	To consider and act upon any other matters as may properly come before the special meeting or any adjournment or postponement of that meeting.

	For	Against	Abstain

	☐	☐	☐

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement/Prospectus for the Special Meeting dated December [ ], 2007.

Signature(s)

Dated:	,200___

Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate or partnership proxies should be signed by an authorized officer.